UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INDUSTRIAL ENTERPRISES OF
AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	13-3963499
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017 (Zip Code)

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136567
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”). The description of the Common Stock is set forth under the caption “Description of Capital Stock” in the Registration Statement on Form SB-2 of the Company, originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on May 5, 2006 and is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 19, 2007	Industrial Enterprises of America, Inc.
	By:	/s/ John D. Mazzuto
John D. Mazzuto
Chief Executive Officer